Exhibit 10.4

EXECUTION VERSION

SUBORDINATION, ACKNOWLEDGMENT AND PLEDGE AGREEMENT

between

PNMAC GMSR ISSUER TRUST, as Buyer (“Buyer”)

and

PENNYMAC HOLDINGS, LLC, as Pledgor (“Pledgor”)

Dated as of December 19, 2016

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-ii-

SCHEDULES

Schedule 1 – Responsible Officers of Pledgor

EXHIBITS

Exhibit A – Form of Power of Attorney (Buyer)

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SUBORDINATION, ACKNOWLEDGMENT AND PLEDGE AGREEMENT

This Subordination, Acknowledgment and Pledge Agreement (as the same may be amended, modified, restated or supplemented from time to time, this “Agreement”) is made as of December 19, 2016, between PNMAC GMSR ISSUER TRUST (the “Buyer”), and PENNYMAC HOLDINGS, LLC, as Pledgor (the “Pledgor”).

W I T N E S S E T H:

WHEREAS, PennyMac Loan Services, LLC (“PLS”) is the servicer under the Servicing Contracts (as defined in the PC Repurchase Agreement (as defined below)) related to certain MSRs (as defined in the PC Repurchase Agreement) and has sold and desires, subject to the consent of the Buyer, to sell from time to time to Pledgor all of PLS’s right, title and interest in and to the Purchased MSR Excess Spread, as evidenced by a participation certificate (the “Purchased MSR Excess Spread PC”) created pursuant to the Master Spread Acquisition Agreement (as defined below);

WHEREAS, pursuant to that certain master repurchase agreement, dated as of December 19, 2016, among the Pledgor, as seller, PLS, as buyer, and PennyMac Mortgage Investment Trust, as guarantor (the “PMT Guarantor”) (as amended, restated, supplemented or otherwise modified from time to time, the “PMH Repurchase Agreement”), the Pledgor sold the Purchased MSR Excess Spread PC to PLS, subject to its right to repurchase such Purchased MSR Excess Spread PC;

WHEREAS, PLS has entered into that certain master repurchase agreement, dated as of December 19, 2016, among PLS, as seller, Private National Mortgage Acceptance Company, LLC, as guarantor (the “Guarantor”), and the Buyer, as buyer (as amended, restated, supplemented or otherwise modified from time to time, the “PC Repurchase Agreement”);

WHEREAS, pursuant to the PC Repurchase Agreement, PLS has sold to the Buyer all of its right, title and interest in, to and under Purchased MSR Excess Spread PC;

WHEREAS, in part, to finance its purchase of the Purchased MSR Excess Spread PC pursuant to the PMH Repurchase Agreement, PLS has entered into that certain Indenture, dated as of December 19, 2016, among Buyer, as issuer, Citibank, N.A. (“Citibank”), as indenture trustee, calculation agent, paying agent and securities intermediary (in all such capacities, the “Indenture Trustee”), PLS, as servicer and as administrator, Credit Suisse First Boston Mortgage Capital LLC, as administrative agent (the “Administrative Agent”), and Pentalpha Surveillance LLC, as credit manager (the “Credit Manager”) (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, pursuant to the terms of the Indenture, subject to the interests of Ginnie Mae (as defined below) as set forth in the Acknowledgment Agreement (as defined in the PC Repurchase Agreement), the Buyer has granted to the Indenture Trustee for the benefit and security of the Noteholders (as defined in the Indenture) and the Indenture Trustee, in its individual capacity (each, a “Secured Party” and collectively, the “Secured Parties”), a security interest in all its right, title and interest in certain MSRs (as defined in the PC Repurchase Agreement), including the Purchased MSR Excess Spread, evidenced by the Purchased MSR Excess Spread PC;

WHEREAS, the sale of any Purchased MSR Excess Spread is subject to and subordinate to the Issuer’s rights under the PC Repurchase Agreement and the Issuer’s security interest in the Purchased MSR Excess Spread and the Purchased MSR Excess Spread PC; and

WHEREAS, Buyer has agreed to consent to the sale of the Purchased MSR Excess Spread by PLS to the Pledgor and the creation of the Purchased MSR Excess Spread PC in consideration of such sale being made subject and subordinate to the Buyer’s Lien on the MSRs including the Purchased MSR Excess Spread and its ownership of the Purchased MSR Excess Spread PC.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Pledgor hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. Capitalized terms used herein shall have the indicated meanings set forth in this Section 1.01. Any capitalized terms used and not defined herein shall have the meaning set forth in the PC Repurchase Agreement.

“Act” has the meaning set forth in Section 9.10(b) hereof.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person; provided, however, that in respect of PLS or PNMAC, the term “Affiliate” shall include only PNMAC and its wholly owned subsidiaries, and in respect of PMH or PMIT, the term “Affiliate” shall include only PMIT and its wholly owned subsidiaries

“Agreement” means this Subordination, Acknowledgment and Pledge Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Asset” means the Purchased MSR Excess Spread PC and any Purchased MSR Excess Spread related thereto.

“Bank” has the meaning set forth in Section 9.14 hereof.

“Buyer” means PNMAC GMSR ISSUER TRUST, together with its successors, and any assignee of and Participant or Transferee under the PC Repurchase Agreement.

“Collateral” has the meaning assigned to such term in Section 2.01 hereof.

“Confidential Information” has the meaning set forth in Section 9.10(b) hereof.

“EO13224” has the meaning set forth in Section 4.22 hereof.

“ERISA Event of Termination” means with respect to Pledgor (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified with thirty (30) days of the occurrence of such event, or (ii) the withdrawal of Pledgor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Pledgor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA, as amended by the Pension Protection Act), or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Pledgor or any ERISA Affiliate thereof to terminate any plan, or (v) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Pledgor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Pledgor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Pledgor’s regulators.

“Financial Statement Date” has the meaning set forth in Section 4.05 hereof.

“GAAP” means U.S. generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its successors, as in effect from time to time, and (ii) applied consistently with principles applied to past financial statements of Seller and its subsidiaries; provided, that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) that such principles have been properly applied in preparing such financial statements.

“Ginnie Mae” means the Government National Mortgage Association and any successor thereto.

“Ginnie Mae Acquisition Date” means any date on which the Pledgor acquires portfolio excess spread on account of MSRs.

“Ginnie Mae Guide” means the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Pledgor, Servicer or Buyer, as applicable.

“Master Spread Acquisition Agreement” means the Second Amended and Restated Acquisition and MSR Servicing Agreement, dated as of December 19, 2016, between PLS and Pledgor, as amended, restated, supplemented or otherwise modified from time to time and the Participation Certificates issued thereunder from time to time

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Pledgor; (b) a material impairment of the ability of Pledgor to perform under this Agreement and to avoid any Trigger Event; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against Pledgor.

“MBS” means collateralized mortgage obligations and other mortgage-backed securities.

“Obligations” means all obligations and liabilities of PLS to Buyer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the PC Repurchase Agreement and any other related documents or agreement made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

“OFAC” has the meaning set forth in Section 4.22 hereof.

“Participation Certificate” means the Purchased MSR Excess Spread PC and any other participation certificate issued and delivered in connection with the Master Spread Acquisition Agreement.

“PC Repurchase Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“PC Repurchase Documents” means the “Program Agreements” as such term is defined in the PC Repurchase Agreement.

“Pledgor” means PennyMac Holdings, LLC or its permitted successors and assigns.

“Pledgor Guarantor” means PennyMac Mortgage Investment Trust or its permitted successors and assigns.

“Pledgor Guaranty Agreement” means that certain Guaranty, dated as of December 19, 2016, made by Pledgor Guarantor for the benefit of the Buyer, as amended, supplemented and restated from time to time.

“PMH Repurchase Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“PMIT” means PennyMac Mortgage Investment Trust.

“PNMAC” means Private National Mortgage Acceptance Company, LLC.

“Potential Trigger Event” means an event, condition or default that, with the giving of notice, the passage of time, or both, would constitute a Trigger Event.

“Power of Attorney” has the meaning set forth in Section 2.06(e) hereof.

“Prohibited Person” has the meaning set forth in Section 4.22 hereof.

“Property” has the meaning assigned to such term in the PC Repurchase Agreement.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Pledgor, Servicer, or any other person or entity with respect to the Assets or any other Collateral.

“REIT” means a real estate investment trust, as defined in Section 856 of the Code.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person. The Responsible Officers of Pledgor as of the date hereof are listed on Schedule 1 hereto.

“Servicer” means PennyMac Loan Services, LLC.

“Subordinated Lender” means PennyMac Loan Services, LLC, in its capacity as buyer under the PMH Repurchase Agreement.

“Trigger Event” has the meaning assigned to such term in Section 6.01 hereof.

Section 1.02 Other Defined Terms. (a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting. All references to Sections, subsections, Articles and Exhibits shall be to Sections, subsections, and Articles of, and Exhibits to, this Agreement unless otherwise specifically provided.

(b) In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

COLLATERAL SECURITY

Section 2.01 Collateral; Security Interest. (a) All of Pledgor’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Collateral”:

(i) all Purchased MSR Excess Spread arising under or related to the Purchased MSR Excess Spread PC;

(ii) all rights to payment of amounts due under the Master Spread Acquisition Agreement on account of, or related to, the Purchased MSR Excess Spread PC;

(iii) all Assets, including the related Participation Certificates, arising under or relating to the Master Spread Acquisition Agreement and all rights thereunder;

(iv) all rights to reimbursement of Assets and/or amounts due in respect thereof under the related Servicing Contract;

(v) any rights in the Dedicated Account, and to amounts on deposit therein;

(vi) any rights in the Portfolio Spread Custodial Account, and to the amounts on deposit therein;

(vii) all records, instruments or other documentation evidencing any of the foregoing;

(viii) all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Pledgor’s rights, title and interest in and under the Purchased MSR Excess Spread and Servicing Contracts); and

(ix) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

(b) In consideration of the agreements described in the Recitals hereto, Pledgor hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to Buyer to secure the Obligations. Pledgor agrees to mark its computer records and tapes to evidence the interests granted to Buyer hereunder.

(c) Pledgor acknowledges and agrees that it has purchased the Collateral from the Servicer, subject to the first priority Lien of the Buyer, and that its rights with respect to the Collateral are and shall continue to be at all times junior and subordinate to the rights of Buyer under the Repurchase Documents.

Section 2.02 Further Documentation. At any time and from time to time, upon the written request of Buyer, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby. Pledgor also hereby authorizes Buyer to file any such financing or continuation statement to the extent permitted by applicable law.

Section 2.03 Participation Certificate. With respect to any Collateral that constitutes a Participation Certificate, Buyer shall have received the original Participation Certificate registered into the name of the Buyer or its designee or pledgee.

Section 2.04 Limited Pledge of Ginnie Mae Servicing. To the extent that the pledge of the Pledgor’s right, title and interest in the Purchased MSR Excess Spread shall at any time be included within the MSRs, the Pledgor and Buyer each acknowledges and agrees that prior to the occurrence of an Event of Default, (x) PLS is entitled to servicing income with respect to a given mortgage pool only so long as PLS is a Ginnie Mae approved issuer; (y) upon PLS’s loss of such approved issuer status, PLS’s rights to any servicing income related to a given mortgage pool also terminate; and (z) the pledge of the Pledgor’s rights to servicing income conveys no rights (such as a right to become a substitute servicer or issuer) that are not otherwise specifically provided for in the Ginnie Mae Contract, provided, that this sentence shall automatically be deemed amended or modified if and to the extent Ginnie Mae amends the Ginnie Mae Contract, the applicable Acknowledgment Agreement, if any, or published announcements and, provided, further, that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the applicable Acknowledgment Agreement):

(1) The property subject to the security interest reflected in this instrument includes all of the right, title and interest of PennyMac Loan Services, LLC (“Debtor”) in certain mortgages and/or participation interests related to such mortgages (“Pooled Mortgages”) and all right, title and interest of PennyMac Holdings, LLC in such Pooled Mortgages, and pooled under the mortgage-backed securities program of the Government National Mortgage Association (“Ginnie Mae”), pursuant to section 306(g) of the National Housing Act, 12 U.S.C. § 1721(g);

(2) To the extent that the security interest reflected in this instrument relates in any way to the Pooled Mortgages, such security interest is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae, whether now existing or hereafter arising, under and in connection with: (i) 12 U.S.C. § 1721(g) and any implementing regulations; (ii) the terms and conditions of that certain Acknowledgment Agreement, dated as of December 19, 2016, with respect to the Security Interest, by and among Ginnie Mae, Debtor and Indenture Trustee; (iii) applicable Guaranty Agreements and contractual agreements between Ginnie Mae and Debtor; and (iv) the Ginnie Mae Contract and other applicable guides;

(3) Such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae’s right, by issuing a letter of extinguishment to Debtor, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of Debtor in the Pooled Mortgages, in which event the security interest as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well; and

(4) For purposes of clarification, “subject and subordinate” in clause (2) above means, among other things, that any cash held by the Indenture Trustee as collateral and any cash proceeds received by the Indenture Trustee in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the collateral may only be applied by the Indenture Trustee to the extent that such proceeds have been received by, or for the account of, the Debtor free and clear of all Ginnie Mae rights and other restrictions on transfer under applicable Ginnie Mae guidelines; provided that this clause (4) shall not be interpreted as establishing rights in favor of Ginnie Mae except to the extent that such rights are reflected in, or arise under, the Ginnie Mae Contract.

Section 2.05 Changes in Locations, Name, etc. Pledgor shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 4.15 or (b) change its name or identity, unless it shall have given Buyer at least thirty (30) days’ prior written notice thereof and shall have delivered to Buyer all Uniform Commercial Code financing statements and amendments thereto as Buyer shall request and taken all other actions deemed necessary by Buyer to continue its perfected status in the Collateral with the same or better priority.

Section 2.06 Buyer’s Appointment as Attorney-in-Fact. (a) Pledgor hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, from time to time in Buyer’s discretion if an Event of Default or Trigger Event shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Pledgor hereby gives Buyer the power and right, on behalf of Pledgor, without assent by, but with notice to, Pledgor to do the following:

(i) in the name of Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii) to the extent permitted under the Master Spread Acquisition Agreement, and under the Servicing Contracts and the Acknowledgment Agreement, to request that MSRs be transferred to another servicer approved by Ginnie Mae and perform (without assuming or being deemed to have assumed any of the obligations of Servicer thereunder) all aspects of each Servicing Contract to which the Purchased MSR Excess Spread relates;

(iv) to request distribution to Buyer of sale proceeds or any applicable contract termination fees arising from the sale or termination of such MSRs to the extent of the Purchased MSR Excess Spread and remaining after satisfaction of Servicer’s relevant obligations to Ginnie Mae (but only to the extent that such funds are payable to Seller free and clear of Ginnie Mae’s rights or other restrictions on transfer set forth in such Servicing Contract), including costs and expenses related to any such sale or transfer of such MSRs and other amounts due for unmet obligations of Servicer to Ginnie Mae under the Ginnie Mae Contract;

(v) to deal with third parties, including, without limitation, investors, guarantors and any and all subservicers and master servicers in respect of any of the Collateral in the same manner and with the same effect as if done by Pledgor;

(vi) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate;

and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Pledgor’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Collateral and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Pledgor might do.

(b) Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and this Agreement is terminated.

(c) Pledgor also authorizes Buyer, at any time and from time to time, to execute, in connection with any sale provided for in Section 2.08 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(d) The powers conferred on Buyer are solely to protect Buyer’s interests in the Collateral and shall not impose any duty upon Buyer to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Buyer nor any of its officers, directors, or employees shall be responsible to Pledgor for any act or failure to act hereunder, except for Buyer’s own gross negligence or willful misconduct.

(e) In addition to the foregoing, Pledgor agrees to execute a power of attorney (the “Power of Attorney”) in favor of Buyer in the form of Exhibit A hereto to be delivered on the date hereof.

(f) Notwithstanding anything to the contrary herein or in any of the other Program Agreements, any appointment set forth in this Section 2.06, as well as Buyer’s exercise (or purported exercise) of any right, power or authority given by Pledgor hereunder, shall be subject to the Ginnie Mae Contract and the Acknowledgment Agreement.

Section 2.07 Proceeds.

(a) If an Event of Default under the PC Repurchase Agreement shall occur and be continuing, (i) all proceeds of Collateral received by Pledgor consisting of cash, checks and other liquid assets readily convertible to cash items shall be held by Pledgor in trust for Buyer, segregated from other funds of Pledgor, and shall forthwith upon receipt by Pledgor be remitted to the Dedicated Account in the exact form received by Pledgor (duly endorsed by Pledgor to Buyer, if required) and (ii) any and all such proceeds received by Buyer (whether from Pledgor or otherwise) may, in the sole discretion of Buyer, be held by Buyer as collateral security for, and/or then or at any time thereafter may be applied by Buyer against, the Obligations (whether matured or unmatured), such application to be in such order as Buyer shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be remitted in accordance with Repurchase Documents. For the avoidance of doubt, the Servicer shall be solely responsible for remitting to the Pledgor any amounts owed the Pledgor. In no event shall the Buyer be accountable to the Pledgor for any excess proceeds, which the Pledgor acknowledges, may be remitted by the Buyer in accordance with the Repurchase Documents.

(b) Each of Pledgor and Servicer acknowledges and agrees that all amounts with respect to Purchased MSR Excess Spread and related MSRs shall be remitted by Servicer to the Dedicated Account to be applied by Buyer in accordance with the terms of the PC Repurchase Agreement.

Section 2.08 Remedies. If an Event of Default shall occur and be continuing, Buyer shall have the right to exercise any or all of the following rights and remedies:

(a) Buyer may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, any rights otherwise available to it under applicable federal, state, foreign and local laws, whether existing at law, in equity or by statute, including, without limitation, all rights and remedies available to a purchaser/secured party under the Uniform Commercial Code.

(b) Without limiting the generality of the foregoing, Buyer may seek the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of any of the Collateral.

(c) Without limiting the generality of the foregoing, Buyer without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon Pledgor or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Buyer or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Buyer shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released.

(d) Buyer may demand that Pledgor assemble the Collateral and make it available to Buyer at places which Buyer shall reasonably select, whether at Pledgor’s premises or elsewhere.

(e) Buyer shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Buyer hereunder, including without limitation reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Buyer may elect, and only after such application and after the payment by Buyer of any other amount required or permitted by any provision of law, including without limitation Section 9-615 of the Uniform Commercial Code, need Buyer account for the surplus, if any, to the Servicer as agent for the Pledgor.

(f) To the extent that there are any excess proceeds resulting from any collection, recovery, receipt, appropriation, realization or sale of the Collateral by Buyer after satisfaction of all Obligations, Buyer shall remit such excess to the Servicer.

(g) To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Buyer arising out of the exercise by Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Buyer. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(h) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Pledgor hereby expressly waives, to the extent permitted by law, any right Pledgor might otherwise have to require Buyer to enforce its rights by judicial process. Buyer also waives, to the extent permitted by law, any defense Pledgor might otherwise have to the Obligations, or any guaranty thereof, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Collateral or from any other election of remedies. Pledgor recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(i) Pledgor shall not be liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations, it being understood that the sole recourse of the Buyer to the Pledgor hereunder for the Obligations (other than for Pledgor’s gross negligence or willful misconduct) shall be to the Collateral pledged by the Pledgor hereunder.

(j) Notwithstanding anything to the contrary herein or in any of the other Repurchase Documents, the remedies set forth in this Section 2.08 shall be subject to the Ginnie Mae Contract and the Acknowledgment Agreement.

(k) No failure on the part of Buyer to exercise, and no delay by Buyer in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Repurchase Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Buyer to exercise any of its rights under any other related document. Buyer may exercise at any time after the occurrence of an Event of Default that is continuing one or more remedies permitted hereunder, as it so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies permitted hereunder.

Section 2.09 Limitation on Duties Regarding Preservation of Collateral. Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to require the Indenture Trustee to deal with it in the same manner as the Indenture Trustee deals with similar property for its own account. Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

Section 2.10 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

Section 2.11 Release of Security Interest. Upon the latest to occur of (a) the repayment to Buyer of all Obligations and the performance of all obligations under the PC Repurchase Documents, and (b) the occurrence of the Termination Date, Buyer shall release its security interest in any remaining Collateral hereunder and shall promptly execute and deliver to the Subordinated Lender such documents or instruments as the Subordinated Lender shall reasonably request to evidence such release; provided that, such release shall not be required until such time as the Acknowledgment Agreement is terminated.

Section 2.12 Reinstatement. All security interests created by this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Pledgor or any substantial part of its property, or otherwise, all as if such release had not been made.

Section 2.13 Use of Collateral. Buyer and Pledgor hereby acknowledge and agree that should any Collateral be liquidated or foreclosed upon by Buyer, Buyer shall apply the Proceeds of such Collateral to the Obligations.

Section 2.14 Intent.

(a) The parties hereto recognize that this Agreement constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Repurchase Agreement and transactions thereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and/or 741(7)(A)(xi) of the Bankruptcy Code.

(b) Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

ARTICLE III

RECOURSE; SUBORDINATION

Section 3.01 Recourse. Notwithstanding anything else to the contrary contained or implied herein or in any other Repurchase Document, Buyer’s recourse against Pledgor in order to satisfy the Obligations shall be limited to the Collateral that is the subject of this Agreement and its recourse as against the Pledgor Guarantor shall be as more particularly described in the Pledgor Guaranty Agreement; provided, that such limitation shall not extend to the gross negligence or willful misconduct of the Pledgor.

Section 3.02 Subordination in Connection with Financing.

(a) It is anticipated that in connection with the transactions contemplated by the PC Repurchase Documents, that (x) the Pledgor has purchased the Collateral from the Servicer subject to the first priority Lien of the Buyer and (y) Pledgor hereby reaffirms such lien and pledges its interest in such Collateral hereunder to the Buyer. In connection with the foregoing Pledgor acknowledges and agrees that its rights with respect to the Collateral (including without limitation its security interest in the Purchased MSR Excess Spread and pursuant to the Master Spread Acquisition Agreement and any other collateral purchased by Pledgor thereunder and in which a security interest is granted to Buyer pursuant to Section 2.01) are and shall continue to be at all times junior and subordinate to the rights of Buyer under the PC Repurchase Documents. In furtherance of the foregoing, notwithstanding any rights or remedies available to Pledgor thereunder or under the Master Spread Acquisition Agreement, applicable law or otherwise, Pledgor shall not, directly or indirectly, exercise any remedies available to it under the Master Spread Acquisition Agreement or at law or equity for ninety-one (91) days following the date that all Obligations are paid in full under the Repurchase Documents; provided, that nothing in the foregoing shall prohibit Pledgor from receiving, payments with respect to the obligations under the Master Spread Acquisition Agreement as, and in the manner, contemplated therein, but subject to the prior rights of the Buyer hereunder and under the Repurchase Documents. For the avoidance of doubt, in no instance shall the Buyer succeed to any liabilities or obligations of Pledgor under the Master Spread Acquisition Agreement.

(b) In furtherance of the foregoing, Pledgor agrees to not assert any objection to, and shall be deemed to have otherwise consented to, a disposition of any assets subject to the Master Spread Acquisition Agreement and subject to the Repurchase Documents during an Act of Insolvency of Pledgor or the Servicer, free and clear of any lien, encumbrance, pledge or other claims under Section 363 of the Bankruptcy Code (or any similar bankruptcy law) if Buyer has consented to such disposition.

(c) If an Act of Insolvency of Pledgor or the Servicer occurs, the Pledgor agrees not to contest (or support any other Person contesting) any request by Buyer for adequate protection, or any objection by Buyer to any motion, relief, action or proceeding based on Buyer claiming a lack of adequate protection.

(d) Until the obligations under the Repurchase Documents are paid in full, the Pledgor shall not oppose any request by Buyer for relief from the automatic stay or any other stay in any Act of Insolvency of Pledgor or the Servicer.

(e) Pledgor shall not oppose or seek to challenge any claim by Buyer for allowance and payment in any Act of Insolvency of Pledgor or the Servicer, of obligations under the Repurchase Documents consisting of post-petition interest, fees, costs or other charges to the extent of the value of Buyer’s lien, encumbrance, pledge or other claims on the assets that are the subject of this Agreement or the PC Repurchase Agreement, without regard to the existence of a lien, encumbrance, pledge or other claims of Pledgor applicable to the obligations of the other parties to the Repurchase Documents.

(f) Pledgor shall not seek in any Act of Insolvency of Pledgor or the Servicer, to be treated as part of the same class of creditors as Buyer and shall not oppose any pleading or motion by Buyer advocating that Buyer and Pledgor and the Servicer should be treated as separate classes of creditors. Pledgor acknowledges and agrees that its rights with respect to the Collateral are and shall continue to be at all times junior and subordinate to the rights of Buyer under the PC Repurchase Agreement and under this Agreement.

Section 3.03 Rights under PMH Repurchase Agreement.

(a) Pledgor acknowledges and agrees notwithstanding any right to repurchase the Purchased MSR Excess Spread PC from PLS granted pursuant to the PMH Repurchase Agreement, Pledgor may not exercise such repurchase right as long as the Purchased MSR Excess Spread PC is registered in the name of the Buyer or otherwise subject to the PC Repurchase Agreement.

(b) In the event that PLS repurchases the Purchased MSR Excess Spread PC from Buyer, Pledgor may repurchase the Purchased MSR Excess Spread PC from PLS pursuant to the PMH Repurchase Agreement; however, until the Obligations have been paid in full and the PC Repurchase Agreement terminated, the rights of Pledgor in the related Purchased MSR Excess Spread shall be subordinate to the rights of the Buyer in the related MSRs and accordingly, Pledgor acknowledges and agrees that its rights to the Purchased MSR Excess Spread may be completely eliminated upon the exercise of remedies by Buyer under the PC Repurchase Agreement or the exercise of remedies by the Indenture Trustee under the Acknowledgment Agreement or the Indenture, and Pledgor shall have no rights, remedies or recourse against the Buyer for such actions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants to Buyer as of the date hereof and as of each Ginnie Mae Acquisition Date that:

Section 4.01 Pledgor Existence. Pledgor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

Section 4.02 Licenses. Pledgor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations. Pledgor has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Collateral. Pledgor has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement and each Repurchase Document to which it is a party.

Section 4.03 Power. Pledgor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 4.04 Due Authorization. Pledgor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Repurchase Documents, as applicable. This Agreement, and the Repurchase Documents to which it is a party have been duly authorized, executed and delivered by Pledgor, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Pledgor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

Section 4.05 Financial Statements. Pledgor has heretofore furnished to Buyer a copy of (a) its balance sheet for the fiscal year of Pledgor ended December 31, 2015, and the related statements of income for Pledgor for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (b) its balance sheet for the quarterly fiscal period of Pledgor ended September 30, 2016, and the related statements of income for Pledgor for such quarterly fiscal period. All such financial statements are complete and correct and fairly present, in all material respects, the financial condition of Pledgor and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since December 31, 2015, there has been no material adverse change in the consolidated business, operations or financial condition of Pledgor from that set forth in said financial statements nor is Pledgor aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. Pledgor has, on the Financial Statement Date no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Pledgor except as heretofore disclosed to Buyer in writing.

Section 4.06 Solvency. Pledgor is solvent and will not be rendered insolvent by the acquisition of the Purchased MSR Excess Spread PC or by this Agreement and, after giving effect to such acquisition and this Agreement, will not be left with an unreasonably small amount of capital with which to engage in its business. Pledgor does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. Pledgor is not pledging any Collateral with any intent to hinder, delay or defraud any of its creditors.

Section 4.07 No Conflicts. The execution, delivery and performance by Pledgor of this Agreement, and the Repurchase Documents to which it is a party do not conflict with any term or provision of the organizational documents of Pledgor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Pledgor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Pledgor, which conflict would have a Material Adverse Effect, and will not result in any violation of any such mortgage, instrument, agreement, obligation to which Pledgor is a party.

Section 4.08 True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Pledgor or any Affiliate thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Pledgor or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Repurchase Documents to which it is a party are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements).

Section 4.09 Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Pledgor of this Agreement, and the Repurchase Documents to which it is a party.

Section 4.10 No Trigger Event. There exists no Trigger Event under Section 6.01 hereof.

Section 4.11 [Reserved].

Section 4.12 Ownership. (a) Pledgor has good title to all of the Collateral, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby and the Liens created pursuant to the PC Repurchase Agreement and the Liens created pursuant to the PMH Repurchase Agreement; provided, that, for the avoidance of doubt, the Pledgor has purchased the Collateral subject hereto from the Servicer, subject and subordinate to, the Lien of the Buyer originally created under the PC Repurchase Agreement, and further perfected hereby.

(b) Each item of Collateral was acquired by Pledgor in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person other than the Buyer.

(c) Except as set forth herein, there are no agreements or understandings between Pledgor and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Buyer under this Agreement.

(d) The provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of Pledgor in, to and under the Collateral.

(e) Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party” and Pledgor as “Debtor”, and describing the Collateral, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Pledgor in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

Section 4.13 [Reserved].

Section 4.14 Investment Company. Neither Pledgor nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by Pledgor shall not be deemed a “Subsidiary” for the purposes of this Section 4.14.

Section 4.15 Chief Executive Office; Jurisdiction of Organization. On the date hereof, Pledgor’s chief executive office, is, and has been, located at 3043 Townsgate Road, Westlake Village, CA 91361. On the date hereof, Pledgor’s jurisdiction of organization is the State of Delaware. Pledgor shall provide Buyer with thirty days advance notice of any change in Pledgor’s principal office or place of business or jurisdiction. Pledgor has no trade name. During the preceding five years, Pledgor has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 4.16 Location of Books and Records. The location where Pledgor keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

Section 4.17 Adjusted Tangible Net Worth. On the date hereof, Pledgor’s Adjusted Tangible Net Worth is not less than $250,000,000.

Section 4.18 ERISA. Each Plan to which Pledgor or its Subsidiaries make direct contributions, and, to the knowledge of Pledgor, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

Section 4.19 [Reserved].

Section 4.20 No Reliance. Pledgor has made its own independent decisions to enter into the Repurchase Documents to which it is a party. Pledgor is not relying upon any advice from Buyer as to any aspect of the Repurchase Documents, including without limitation, the legal, accounting or tax treatment of such Repurchase Documents.

Section 4.21 Plan Assets. Pledgor is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Collateral are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in Pledgor’s hands, and transactions by or with Pledgor are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

Section 4.22 No Prohibited Persons. Neither Pledgor nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Pledgor’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

ARTICLE V

COVENANTS

Pledgor covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred and termination of the PC Repurchase Agreement:

Section 5.01 Insurance. Pledgor shall continue to maintain, for Pledgor and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $300,000. Pledgor shall maintain, for Pledgor and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Assets. Pledgor shall notify Buyer of any material change in the terms of any such Fidelity Insurance.

Section 5.02 No Adverse Claims. Pledgor warrants and will defend, and shall cause Servicer to defend, the right, title and interest of Buyer in and to all Collateral against all adverse claims and demands.

Section 5.03 Assignment. Except as permitted herein, neither Pledgor nor Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except as permitted by the Repurchase Documents), any of the Collateral or any interest therein, provided that this Section 5.03 shall not prevent any transfer of Collateral in accordance with the Repurchase Documents.

Section 5.04 Security Interest. Pledgor shall do all things necessary to preserve the Collateral so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Pledgor will comply with all rules, regulations and other laws of any Governmental Authority and cause the Collateral to comply with all applicable rules, regulations and other laws.

Section 5.05 Records. (a) Pledgor shall collect and maintain or cause to be collected and maintained all Records relating to the Collateral in accordance with industry custom and practice for assets similar to the Collateral and all such Records shall be in Pledgor’s possession unless Buyer otherwise approves. Pledgor will not allow any such papers, records or files that are an original or an only copy to leave Pledgor’s possession. Pledgor or Servicer will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Collateral and preserve them against loss.

(b) For so long as Buyer has an interest in or lien on any Collateral, Pledgor will hold or cause to be held all related Records in trust for Buyer. Pledgor shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(c) Upon reasonable advance notice from Buyer, Pledgor shall (x) make any and all such Records available to Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Pledgor with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Pledgor with its independent certified public accountants.

Section 5.06 Books. Pledgor shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the pledge of Collateral to Buyer.

Section 5.07 Approvals. Pledgor shall maintain all licenses, permits or other approvals necessary for Pledgor to conduct its business and to perform its obligations under the Repurchase Documents, and Pledgor shall conduct its business strictly in accordance with applicable law.

Section 5.08 Applicable Law. Pledgor shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

Section 5.09 Existence. Pledgor shall preserve and maintain its legal existence and all of its material rights, privileges, material licenses and franchises.

Section 5.10 Chief Executive Office; Jurisdiction of Organization. Pledgor shall not move its chief executive office from the address referred to in Section 4.15 or change its jurisdiction of organization from the jurisdiction referred to in Section 4.15 unless it shall have provided Buyer thirty (30) days’ prior written notice of such change.

Section 5.11 Taxes. Pledgor shall timely file all tax returns that are required to be filed by it and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

Section 5.12 True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Pledgor, any Affiliate thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Pledgor are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Pledgor to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

Section 5.13 Purchased MSR Excess Spread Not To Be Evidenced by Promissory Notes. Pledgor shall not take any action, or permit any other Person to take any action, to cause any of the Purchased MSR Excess Spread to be evidenced by any “instrument” (as such term is defined in the Uniform Commercial Code), except in connection with the enforcement or collection of the Purchased MSR Excess Spread; provided, that each Participation Certificate pledged hereunder shall be a security (as such term is defined in the Uniform Commercial Code).

Section 5.14 No Pledge; Other Liens; Creditors. Pledgor shall not (other than with respect to the Liens created pursuant to the PMH Repurchase Agreement) (a) pledge, grant a security interest or assign any existing or future rights to the Collateral, or pledge or grant to any other Person any security interest in any Assets or Servicing Contracts; or (b) pledge, transfer or convey any security interest or suffer to exist, any Lien on any interest of any kind (whether in whole or in part) in any Purchased MSR Excess Spread or Servicing Contract, unless such parties enter into an intercreditor agreement with the recipient of such security interest or Lien, in form and substance acceptable to the Buyer.

Section 5.15 Plan Assets. Pledgor shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Pledgor shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement.

Section 5.16 Sharing of Information. Pledgor shall allow Buyer to exchange information related to Pledgor and the Collateral hereunder with third party lenders and Pledgor shall permit each third party lender to share such information with Buyer.

Section 5.17 No Modification of the Master Spread Acquisition Agreement; Intended Third Party Beneficiary. Pledgor shall not consent, with respect to the Master Spread Acquisition Agreement related to any Collateral, to (i) the material modification or amendment or the termination of such Master Spread Acquisition Agreement, (ii) the waiver of any provision of such Master Spread Acquisition Agreement to the extent such waiver adversely affects the

Buyer or the Pledgor or (iii) the resignation of Servicer as servicer, or the assignment, transfer, or material delegation of any of its rights or obligations, under Master Spread Acquisition Agreement, without the prior written consent of Buyer exercised in Buyer’s sole discretion. Notwithstanding anything to the contrary set forth in the Master Spread Acquisition Agreement, the Buyer is hereby appointed and is an intended third party beneficiary thereof, with full enforcement rights as if a party thereto.

ARTICLE VI

TRIGGER EVENTS / RIGHTS AND REMEDIES OF BUYER UPON

TRIGGER EVENT OR EVENT OF DEFAULT

Section 6.01 Trigger Events. Each of the following events or circumstances shall constitute a “Trigger Event”:

(a) Assignment. Assignment or attempted assignment by Pledgor of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Pledgor of any security interest, lien or other encumbrances on any Collateral to any person other than Buyer, except for the second priority Lien of the Subordinated Lender.

(b) Insolvency. An Act of Insolvency shall have occurred with respect to Pledgor or any Affiliate thereof or the Pledgor Guarantor.

(c) Breach of Material Representation or Covenant or Obligation. A breach by Pledgor of any of the representations, warranties or covenants or obligations set forth in Sections 4.01, 4.06, 4.17, 5.09, 5.14 or 5.15 of this Agreement.

(d) Breach of Other Representation or Covenant. A material breach by Pledgor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 6.01(c) above), if such breach is not cured within five (5) Business Days.

(e) Inability to Perform. A Responsible Officer of (i) Pledgor shall admit its inability to, or its intention not to, perform any of their respective obligations under the applicable Repurchase Documents or (ii) the Pledgor Guarantor shall admit its inability to, or its intention not to, perform any of their respective obligations under the Pledgor Guaranty Agreement.

(f) Security Interest. This Agreement shall for any reason cease to create a valid security interest in any material portion of the Collateral purported to be covered hereby.

(g) Financial Statements. Pledgor’s or Pledgor Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Pledgor or Pledgor Guarantor as a “going concern” or a reference of similar import.

(h) Default. The occurrence of (i) a default or termination event under the PC Repurchase Agreement, (ii) as of any MRA Payment Date, the amounts on deposit in the Dedicated Account are insufficient to satisfy the Obligations for such date, or (iii) a default or termination event under the Series 2016-MSRVF1 Repurchase Agreement.

(i) Early Amortization Event. The occurrence of an Early Amortization Event under the Base Indenture.

Section 6.02 No Waiver. A Trigger Event shall be deemed to be continuing unless expressly waived by Buyer in writing.

Section 6.03 Liquidation of Collateral. Pledgor hereby acknowledges and agrees that on the occurrence of an Event of Default under the PC Repurchase Agreement, Buyer shall have the right to liquidate the Purchased MSR Excess Spread, the MSRs and any other Assets constituting Collateral and apply any proceeds as provided under the PC Repurchase Agreement. Pledgor hereby authorizes Buyer to liquidate the Collateral should an Event of Default occur and apply the Proceeds of such liquidation to the Obligations existing under the PC Repurchase Agreement.

ARTICLE VII

ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE

ACTIONS BY BUYER

Section 7.01 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the related Repurchase Documents constitute the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Repurchase Documents, nor consent to the departure by Pledgor therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given.

Section 7.02 Waivers, Separate Actions by Buyer. Any amendment or waiver effected in accordance with this Article VII shall be binding upon Buyer and Pledgor; and Buyer’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement, or any of the Repurchase Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by Buyer of any such term, condition or other provision or Trigger Event, Potential Trigger Event or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Trigger Event, Potential Trigger Event or Event of Default shall not affect or alter this Agreement, or any of the Repurchase Documents, and each and every term, condition and other provision of this Agreement, and the Repurchase Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Trigger Event, Potential Trigger Event or Event of Default in connection therewith. A Trigger Event or an Event of Default hereunder and under any of the Repurchase Documents shall be deemed to be continuing unless and until waived pursuant to the terms of the Repurchase Documents.

Section 7.03 Amendment. Any amendment of this Agreement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

ARTICLE VIII

SUCCESSORS AND ASSIGNS

Section 8.01 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Pledgor shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of Buyer.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Survival. This Agreement and the other Repurchase Documents and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the entering by Buyer into any Transaction and the execution and delivery to Buyer of this Agreement and the Repurchase Documents and shall continue in full force and effect so long as the Obligations are outstanding and unpaid and the Repurchase Documents have not been terminated.

Section 9.02 Indemnification. Pledgor shall, and hereby agrees to, indemnify, defend and hold harmless Buyer, any Affiliate of Buyer and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them as a consequence of, or arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to the enforcement of this Agreement or Pledgor’s gross negligence or willful misconduct in connection with, (i) this Agreement or any other Repurchase Document or any Servicing Contract, or the transactions contemplated hereby or thereby, (ii) Pledgor’s practices or procedures; and (iii) any Trigger Event, Potential Trigger Event, or any other breach by Pledgor of any of the provisions of this Agreement or any other Repurchase Document, including, without limitation, amounts paid in settlement, court costs and reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing. In addition to the foregoing, the Pledgor shall also indemnify and hold harmless Buyer, any Affiliate of Buyer and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them as a consequence of, or any claims arising from or relating to the Purchased MSR Excess Spread or the Master Spread Acquisition Agreement.

Section 9.03 Nonliability of Buyer. The parties hereto agree that, notwithstanding any affiliation that may exist between Pledgor and Buyer, the relationship between Pledgor and Buyer shall be solely that of a Pledgor and a lender. Buyer shall not have any fiduciary responsibilities to Pledgor. Pledgor (i) agrees that Buyer shall not have any liability to Pledgor (whether sounding in tort, contract or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this agreement, the other loan documents or any other agreement entered into in connection herewith or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on Buyer (which judgment shall be final and not subject to review on appeal), that such losses were the result of acts or omissions on the part of Buyer constituting gross negligence or willful misconduct and (ii) waives, releases and agrees not to sue upon any claim against Buyer (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or willful misconduct. Whether or not such damages are related to a claim that is subject to such waiver and whether or not such waiver is effective, Buyer shall not have any liability with respect to, and Pledgor hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by Pledgor in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other loan documents or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a judgment of a court that is binding on Buyer (which judgment shall be final and not subject to review on appeal), that such damages were the result of acts or omissions on the part of Buyer, as applicable, constituting willful misconduct or gross negligence.

Section 9.04 Governing Law; Jurisdiction, Waiver of Jury Trial: Waiver of Damages. (a) This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Pledgor acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) PLEDGOR HEREBY WAIVES TRIAL BY JURY. PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE REPURCHASE DOCUMENTS IN ANY ACTION OR PROCEEDING. PLEDGOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE REPURCHASE DOCUMENTS.

(c) Pledgor further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Pledgor at the address set forth in Section 9.05 hereof.

(d) Nothing herein shall affect the right of Buyer to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction.

(e) Pledgor waives the posting of any bond otherwise required of Buyer in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of Buyer, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement or any of the other Repurchase Documents.

Section 9.05 Notices. Any and all notices statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

(a) If to Pledgor:

Penny Mac Holdings, LLC

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/ (818) 746-2877

E-mail: pamela.marsh@pnmac.com;

kevin.chamberlain@pnmac.com

with a copy to:

PennyMac Holdings, LLC

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Jeff Grogin

Phone Number: (818) 224-7050

E-mail: jeff.grogin@pnmac.com

(b) If to Buyer:

PennyMac Loan Services, LLC

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/ (818) 746-2877

E-mail: pamela.marsh@pnmac.com;

kevin.chamberlain@pnmac.com;

contract.finance@pnmac.com

with a copy to:

Wilmington Savings Fund Society, FSB,

d/b/a Christiana Trust, as Owner Trustee

c/o Corporate Trust Office

500 Delaware Avenue, 11th Floor,

Wilmington, Delaware 19801,

Attention: Corporate Trust Administration

Phone Number: (302) 888-7437

Facsimile Number: (302) 421-9137

Email: jeverhart@christiana.com

with a copy to the Administrative Agent:

Credit Suisse First Boston Mortgage Capital LLC

Eleven Madison Avenue

New York, New York 10010

Attention: Dominic Obaditch

Phone Number: (212) 325-3003

Fax Number: (646) 935-7470

E-mail: dominic.obaditch@credit-suisse.com

Section 9.06 Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In case any provision in or obligation under this Agreement, or any other Repurchase Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.07 Section Headings. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 9.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed by signature(s) transmitted by facsimile.

Section 9.09 Hypothecation or Pledge of Collateral. Buyer shall have free and unrestricted use of all Collateral and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with all or a portion of the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of the Collateral, so long as such pledge, re-pledge, transfer, hypothecation or re-hypothecation is not in violation of the Acknowledgment Agreement.

Section 9.10 Non-Confidentiality of Tax Treatment. (a) This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer and Pledgor and shall be held by each party hereto, as applicable in strict confidence and shall not be disclosed to any third party without the written consent of Buyer or Pledgor, except for (i) disclosure to Buyer’s, Pledgor’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court, other regulatory body or in connection with enforcement of rights and remedies hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Repurchase Documents, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transaction, any fact relevant to understanding the federal, state and local tax treatment of the Transaction, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Pledgor may not disclose the name of or identifying information with respect to Buyer or any pricing terms or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transaction and is not relevant to understanding the federal, state and local tax treatment of the Transaction, without the prior written consent of Buyer.

(b) Notwithstanding anything in this Agreement to the contrary, Pledgor shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Collateral and/or any applicable terms of this Agreement (the “Confidential Information”). Pledgor understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and Pledgor agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws. Pledgor shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Buyer or any Affiliate of Buyer which Pledgor holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Pledgor represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, Pledgor will provide evidence reasonably satisfactory to allow Buyer to confirm that the providing party has satisfied its obligations as required under this section. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Pledgor. Pledgor shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to Pledgor by Buyer or such Affiliate. Pledgor shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 9.11 Set-off. In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Pledgor, any such notice being expressly waived by Pledgor to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from Pledgor or any Affiliate thereof to Buyer or any of its

Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to Pledgor), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Pledgor or any Affiliate thereof. Buyer agrees promptly to notify Pledgor after any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 9.12 Actions and Discretion of Buyer. Any provision providing for the exercise of any action or discretion by Buyer shall be exercised by the Indenture Trustee at the written direction of either 100% of the VFN Noteholders or the Majority Noteholders of all Outstanding Notes (as such terms are defined in the Indenture). In addition, and notwithstanding any other provision in this Agreement to the contrary, any approvals, consents, votes or other rights exercisable by Buyer under this Agreement shall be exercised by the Indenture Trustee on behalf of Noteholders (as defined in the Indenture).

Section 9.13 No Recourse. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the 1933 Act and the 1934 Act of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 9.14 Limitation of Liability of Owner Trustee. The Issuer is a Delaware common law trust and not a separate legal entity under Delaware law. In furtherance thereof, all parties hereto are put on notice and hereby acknowledge and agree that (a) this Agreement is executed and delivered by Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust (“Bank”), not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the governing instrument of the Issuer, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, covenants, undertakings and agreements by Bank but is made and intended for the purpose of binding only the Issuer and its assets (which are separate and distinct from the individual assets of Bank), (c) nothing herein contained shall be construed as creating any liability on Bank, individually or personally, to perform any agreement, undertaking or covenant, either expressed or implied, contained herein of the Issuer Subsidiary, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Bank has not verified or made any investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and such representations and warranties are thus solely a means of allocating risk among the parties and (e) under no circumstances shall Bank be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, undertaking, warranty or covenant made or undertaken by Issuer under this Agreement or any other related documents. All recourse of the parties shall be limited to the Trust Estate, if any, of the Issuer.

Section 9.15 Third-Party Beneficiaries. The Indenture Trustee shall be an express third party beneficiary of this Agreement.

IN WITNESS WHEREOF, Pledgor and Buyer have caused this Subordination, Acknowledgment and Pledge Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

PNMAC GMSR ISSUER TRUST, as Buyer

By: Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jeffrey R. Everhart
Name:	Jeffrey R. Everhart, AVP
Title:

[Signature Page to Subordination, Acknowledgment and Pledge Agreement]

PENNYMAC HOLDINGS, LLC, as Pledgor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

[Signature Page to Subordination, Acknowledgment and Pledge Agreement]

SCHEDULE 1

RESPONSIBLE OFFICERS – PLEDGOR

PLEDGOR AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Pledgor under this Agreement:

Responsible Officers for execution of Repurchase Documents and amendments

Name	Title	Signature

Responsible Officers for execution of day-to-day operational functions

Name	Title	Signature

Schedule 1-1

EXHIBIT A

FORM OF POWER OF ATTORNEY

Reference is made to the Subordination, Acknowledgment and Pledge Agreement, dated as of December 19, 2016 (as amended from time to time, the “Agreement”), between PENNYMAC HOLDINGS, LLC (“Pledgor”) and PNMAC GMSR ISSUER TRUST (“Buyer”).

KNOW ALL MEN BY THESE PRESENTS, Pledgor hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, from time to time in Buyer’s discretion, in accordance with the terms of the Agreement, for the purpose of carrying out the terms of the Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Agreement, and, without limiting the generality of the foregoing, Pledgor hereby gives Buyer the power and right, on behalf of Pledgor, without assent by, but with notice to, Pledgor, if permitted under the terms of the Agreement, to do the following:

(i) in the name of Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to (i) all Purchased MSR Excess Spread arising under or related to any Servicing Contract; (ii) all rights to payment of amounts due under the Master Spread Acquisition Agreement on account of, or related to, the Purchased MSR Excess Spread; (iii) all Assets arising under or relating to the Master Spread Acquisition Agreement and all rights thereunder; (iv) all rights to reimbursement of Assets and/or amounts due in respect thereof under the related Servicing Contract; (v) the Dedicated Account; (vi) all records, instruments or other documentation evidencing any of the foregoing; (vii) all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Pledgor’s rights, title and interest in and under the Purchased MSR Excess Spread and Servicing Contracts); and (viii) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing (any and all property listed in clauses (i) through (viii), collectively, the “Collateral”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii) to the extent permitted under the Master Spread Acquisition Agreement, to request that MSRs in respect of Mortgage Loans owned by any other investor or guarantor be transferred to Buyer or to another servicer approved by Ginnie Mae or such other investor or guarantor (as the case may be) and perform (without assuming or being deemed to have assumed any of the obligations of Servicer thereunder) all aspects of each servicing contract for which the Purchased MSR Excess Spread is Collateral;

Exhibit A-1

(iv) to request distribution to Buyer of sale proceeds or any applicable contract termination fees arising from the sale or termination of such MSRs to the extent of the Purchased MSR Excess Spread and remaining after satisfaction of Servicer’s relevant obligations to Ginnie Mae or such other investor (as the case may be), including costs and expenses related to any such sale or transfer of such MSRs and other amounts due for unmet obligations of Servicer to Ginnie Mae or such other investor (as the case may be) under applicable Ginnie Mae Contracts or such other investor’s or guarantor’s contract;

(v) to deal with third parties, including, without limitation, investors, guarantors and any and all subservicers and master servicers in respect of any of the Collateral in the same manner and with the same effect as if done by Pledgor;

(vi) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Pledgor’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Collateral and Buyer’s Liens thereon and to effect the intent of the Agreement, all as fully and effectively as Pledgor might do.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and the Agreement is terminated.

Pledgor also authorizes Buyer, at any time and from time to time, to execute, in connection with any sale provided for in the Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

The powers conferred on Buyer are solely to protect Buyer’s interests in the Collateral and shall not impose any duty upon Buyer to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Buyer nor any of its officers, directors, or employees shall be responsible to Pledgor for any act or failure to act hereunder, except for Buyer’s own gross negligence or willful misconduct.

Exhibit A-2

Notwithstanding anything to the contrary herein or in any of the other Program Agreements, any appointment set forth in this power of attorney, as well as Buyer’s exercise (or purported exercise) of any right, power or authority given by Pledgor hereunder, shall be subject to the Ginnie Mae Contract and the Acknowledgment Agreement.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, PLEDGOR HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

Exhibit A-3

IN WITNESS WHEREOF, Pledgor has caused this Power of Attorney to be executed and Pledgor’s seal to be affixed this      day of             , 2016.

PENNYMAC HOLDINGS, LLC

By:
Name:
Title:

Exhibit A-4

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of             , 2016 before me, a Notary Public in and for said State, personally appeared                                                          , known to me to be                                                               of Pledgor, the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

Exhibit A-5